NEWS RELEASE

Exhibit 99.1

MATTEL REPORTS FULL YEAR AND FOURTH QUARTER 2016 FINANCIAL RESULTS
AND DECLARES QUARTERLY DIVIDEND

Full Year Highlights1

•
Worldwide net sales down 4% as reported, and down 2% in constant currency; worldwide gross sales down 3% as reported, and flat in constant currency. Excluding Disney Princess®, worldwide gross sales up mid-single digits as reported, and up high-single digits in constant currency.

•
Fisher-Price® worldwide gross sales up 2% as reported, and up 6% in constant currency; Wheels worldwide gross sales up 6% as reported, and up 11% in constant currency; Barbie® worldwide gross sales up 7% as reported, and up 9% in constant currency.

•
Reported operating income of $519.2 million, compared to reported operating income of $540.9 million in the prior year, and adjusted operating income of $560.8 million, compared to adjusted operating income of $623.6 million in the prior year.

•
Reported earnings per share of $0.92, compared to reported earnings per share of $1.08 in the prior year; and adjusted earnings per share of $1.06, compared to adjusted earnings per share of $1.27 in the prior year.

Fourth Quarter Highlights1

•
Worldwide net sales down 8% as reported, and down 6% in constant currency; worldwide gross sales down 5% as reported, and down 1% in constant currency. Excluding Disney Princess, worldwide gross sales flat as reported, and up mid-single digits in constant currency.

•
Fisher-Price worldwide gross sales down 3% as reported, and up 2% in constant currency; Wheels worldwide gross sales up 13% as reported, and up 18% in constant currency; Barbie worldwide gross sales down 2% as reported, and up 1% in constant currency.

•
Reported operating income of $262.6 million, compared to reported operating income of $294.1 million in the prior year's fourth quarter; and adjusted operating income of $269.2 million, compared to adjusted operating income of $306.3 million in the prior year's fourth quarter.

•
Reported earnings per share of $0.50, compared to reported earnings per share of $0.63 in the prior year's fourth quarter; and adjusted earnings per share of $0.52, compared to adjusted earnings per share of $0.65 in the prior year's fourth quarter.

Capital Deployment

•	Board declared a 2017 first quarter cash dividend of $0.38 per share, which is flat compared to the first quarter of 2016.

EL SEGUNDO, Calif., January 25, 2017 - Mattel, Inc. (NASDAQ: MAT) today reported full year and fourth quarter 2016 financial results.

“Our results were negatively impacted by a number of industry–wide challenges, including a significant U.S. toy category slowdown in the holiday period, and increased forex headwinds,” said Christopher Sinclair, Chairman and CEO of Mattel.

_______________________________________________
1 Please refer to Non-GAAP Financial Measures for a glossary of non-GAAP financial measures used herein, including gross sales, adjusted other selling and administrative expenses, adjusted operating income, adjusted earnings per share and constant currency.

1

NEWS RELEASE

“And while our sales at retail remained strong, the slowdown triggered elevated retail promotional activity and decreased shipping, all of which had a significant impact on our gross margin.”

Mr. Sinclair added, “Even against this difficult backdrop, our core brands continued to show solid growth, and our performance in key emerging markets like China was equally strong. And, importantly, we offset a substantial revenue gap from the loss of the Disney Princess license. Looking forward, we remain broadly optimistic about Mattel’s performance in 2017 and beyond. Our core brands are strong and growing, we have a solid lineup of entertainment properties in the pipeline, and we are forging valuable relationships with key retail partners throughout the world.”

For the year, reported worldwide net sales were down 4% as reported, and were down 2% in constant currency, versus the prior year. Worldwide gross sales were down 3% as reported, and were flat in constant currency. Reported operating income was $519.2 million, and adjusted operating income was $560.8 million. Reported earnings per share were $0.92, and adjusted earnings per share were $1.06.

For the fourth quarter of 2016, net sales were down 8% as reported, and were down 6% in constant currency, versus the prior year. Worldwide gross sales were down 5% as reported, and were down 1% in constant currency. Reported operating income was $262.6 million, and adjusted operating income was $269.2 million. Reported earnings per share were $0.50, and adjusted earnings per share were $0.52.
Financial Overview
For the year, net sales in the North American Region, which consists of the United States, Canada and American Girl®, decreased by 2% as reported, and decreased by 1% in constant currency, versus the prior year. In the International Region, net sales decreased by 8% as reported, and decreased by 2% in constant currency. Gross sales in the North American Region decreased by 1% as reported and in constant currency. In the International Region, gross sales decreased by 6% as reported, and were up 1% in constant currency. Gross margin for the year decreased 240 basis points, driven mainly by the negative impact from changes in currency exchange rates. Reported other selling and administrative expenses for the year decreased $147.3 million and adjusted other selling and administrative expenses decreased $106.2 million, reflecting continuous cost improvement initiatives and lower incentive and equity compensation expenses. Reported operating income for the year was $519.2 million, compared to the prior year's reported operating income of $540.9 million. Adjusted operating income for the year was $560.8 million, compared to the prior year's adjusted operating income of $623.6 million. The Company delivered at the high end of its two-year, $300 million cost savings plan in 2016.

For the fourth quarter, net sales in the North American Region decreased by 7% as reported and in constant currency, versus the prior year’s fourth quarter. In the International Region, net sales decreased by 10% as reported, and decreased by 2% in constant currency. Fourth quarter gross sales in the North American Region decreased by 5% as reported and in constant currency. In the International Region, gross sales decreased by 4% as reported, and were up 4% in constant currency. Gross margin for the quarter decreased 320 basis points, driven mainly by elevated discounting, and the negative impact from changes in currency exchange rates. Reported other selling and administrative expenses decreased $63.5 million; adjusted other selling and administrative expenses for the quarter decreased $57.9 million, reflecting continuous cost improvement initiatives and lower incentive and equity compensation expenses. Reported operating income for the quarter was $262.6 million, compared to the prior year's fourth quarter reported operating income of $294.1 million. Adjusted operating income for the quarter was$269.2 million, compared to the prior year's fourth quarter adjusted operating income of $306.3 million.

In the fourth quarter, Mattel’s retail sales (POS) were on par with overall toy category retail sales in the U.S., excluding Disney Princesses.2

For the year, net cash flows from operating activities were approximately $590 million, a decrease of approximately $145 million versus the prior year, primarily driven by higher working capital usage and lower net income. Cash flows used for investing activities were approximately $307 million, an increase of approximately $24 million versus the prior year, primarily driven by payments for acquisitions, partially offset by changes in foreign currency forward exchange contracts for the year. For the year, cash flows used for financing activities and other were approximately $306 million, compared to approximately $531 million in the prior year, primarily driven by proceeds from the issuance of long-term debt and higher short-term borrowings, partially offset by the repayment of maturing debt.

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2 The NPD Group/Retail Tracking Service/US/Q4 2016/Total Toys/Dollars

NEWS RELEASE

The Company's debt-to-total capital ratio as of December 31, 2016 was 49.2%.
Capital Deployment
The Board of Directors declared a 2017 first quarter cash dividend of $0.38 per share, which is flat compared to the first quarter of 2016. The dividend will be payable on March 3, 2017 to stockholders of record on February 16, 2017.
Sales by Brand
Mattel Girls and Boys Brands
For the year, worldwide gross sales for Mattel Girls & Boys Brands were $3.19 billion, down 8% as reported, and down 5% in constant currency, versus the prior year. Worldwide gross sales for the Barbie brand were up 7% as reported, and up 9% in constant currency, versus the prior year. Worldwide gross sales for Other Girls brands, which includes Disney Princess and Monster High®, were down 52% as reported, and down 47% in constant currency, versus the prior year. Worldwide gross sales for the Wheels category, which includes the Hot Wheels® and Matchbox® brands, were up 6% as reported, and were up 11% in constant currency, versus the prior year. Worldwide gross sales for the Entertainment business, which includes Radica® and Games, were up 13% as reported, and were up 16% in constant currency, versus the prior year.
For the fourth quarter, worldwide gross sales for Mattel Girls & Boys Brands were $1.05 billion, down 7% as reported, and down 3% in constant currency, versus the prior year's fourth quarter. Worldwide gross sales for the Barbie brand were down 2% as reported, and up 1% in constant currency, versus the prior year's fourth quarter. Worldwide gross sales for Other Girls brands, which includes Disney Princess and Monster High, were down 41% as reported, and down 35% in constant currency, versus the prior year's fourth quarter. Worldwide gross sales for the Wheels category were up 13% as reported, and were up 18% in constant currency, versus the prior year's fourth quarter. Worldwide gross sales for the Entertainment business were flat as reported, and were up 2% in constant currency, versus the prior year's fourth quarter.
Fisher-Price Brands
For the year, worldwide gross sales for Fisher-Price Brands, which includes the Fisher-Price Core, Fisher-Price Friends and Power Wheels® brands, were $1.89 billion, up 2% as reported, and up 6% in constant currency, versus the prior year. Fourth quarter worldwide gross sales were $607.7 million, down 3% as reported, and up 2% in constant currency, versus the prior year’s fourth quarter.
American Girl Brands
For the year, worldwide gross sales for American Girl Brands®, which offers American Girl-branded products directly to consumers, were $570.8 million, flat as reported and in constant currency, versus the prior year. Fourth quarter gross sales were $283.9 million, up 4% as reported, and up 5% in constant currency, versus the prior year’s fourth quarter.
Construction and Arts & Crafts Brands
For the year, worldwide gross sales for Construction and Arts & Crafts Brands, which includes the MEGA BLOKS® and RoseArt® brands, were $377.6 million, up 7% as reported, and up 15% in constant currency, versus the prior year. Fourth quarter gross sales were $124.8 million, down 4% as reported, and up 1% in constant currency, versus the prior year’s fourth quarter.
Conference Call and Live Webcast
At 6:00 p.m. (Eastern Time) today, Mattel will host a conference call with investors and financial analysts to discuss its 2016 full year and fourth quarter financial results. The conference call will be webcast on Mattel's Investor Relations website, http://investor.shareholder.com/mattel. To listen to the live call, log on to the website at least 10 minutes early to register, download and install any necessary audio software. An archive of the webcast will be available on the company's website for 90 days and may be accessed beginning approximately two hours after the completion of the live call. A telephonic replay of the call will be available beginning at 9:00 p.m. Eastern time the evening of the call until Wednesday, February 1, 2017, and may be accessed by dialing +1-404-537-3406. The passcode is 43079679.

NEWS RELEASE

Forward-Looking Statements
This press release contains forward-looking statements on a variety of matters. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Some of these factors are described in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Mattel’s Quarterly Reports on Form 10-Q for fiscal year 2016, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.
Non-GAAP Financial Measures
To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures that Mattel uses in this earnings release includes gross sales, adjusted other selling and administrative expenses, adjusted operating income, adjusted earnings per share and constant currency. Mattel uses these metrics to analyze its continuing operations and to monitor, assess and identify meaningful trends in its operating and financial performance, and each is discussed in detail below. These measures are not, and should not be viewed as, substitutes for GAAP financial measures. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to this earnings release as exhibits and to our earnings slide presentation as an appendix.
This earnings release and our earnings slide presentation are available on Mattel's Investor Relations website, http://investor.shareholder.com/mattel, under the subheading “Financial Information - Earnings Releases.”
Gross sales
Gross sales represent sales to customers, excluding the impact of sales adjustments. Net sales, as reported, include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross sales as a metric for comparing its aggregate, brand and geographic results to highlight significant trends in Mattel’s business. Changes in gross sales are discussed because, while Mattel records the details of such sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with brands and individual products, making net sales less meaningful.
Adjusted other selling and administrative expenses
Adjusted other selling and administrative expenses represents Mattel’s reported other selling and administrative expenses, adjusted to exclude the impact of expenses associated with the acquisition and integration of an acquired business and restructuring and restructuring-related expenses. Adjusted other selling and administrative expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses.
Adjusted operating income
Adjusted operating income represents Mattel’s reported operating income, adjusted to exclude expenses associated with the acquisition and integration of an acquired business and the impact of restructuring and restructuring-related expenses. Adjusted operating income is presented to provide additional perspective on underlying trends in Mattel’s core operating results.
Adjusted earnings per share
Adjusted earnings per share represents Mattel’s reported diluted earnings per common share, adjusted to exclude expenses associated with the acquisition and integration of an acquired business, the impact of restructuring and restructuring-related expenses, sale of non-core assets, and currency devaluations. The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate, and dividing by the reported weighted average number of common and potential common shares. Adjusted earnings per share is presented to provide additional perspective on underlying trends in Mattel’s core earnings. Adjusted earnings per share is a performance measure and should not be used as a measure of liquidity.

NEWS RELEASE

Constant currency
Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, Mattel calculates constant currency information by translating current period and prior period results for entities reporting in currencies other than the US dollar using consistent exchange rates. The consistent exchange rates are determined by Mattel at the beginning of each year and are applied consistently during the year. They are generally different from the actual exchange rates in effect during the current or prior period due to volatility in actual foreign exchange rates. Mattel established the exchange rates that it uses for these constant currency calculations years ago. It considers whether any changes to these rates are appropriate at the beginning of each year but, generally, has held them unchanged. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance.
About Mattel
Mattel is a creations company that inspires the wonder of childhood. Our mission is to be the recognized leader in play, learning and development worldwide. Mattel’s portfolio of global consumer brands includes American Girl®, Barbie®, Fisher-Price®, Hot Wheels®, Monster High® and Thomas & Friends®, among many others. Mattel also creates a wealth of lines and products made in collaboration with leading entertainment and technology companies. With a global workforce of approximately 31,000 people, Mattel operates in 40 countries and territories and sells products in more than 150 nations. Visit us online at www.mattel.com.
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Contacts:

News Media	Securities Analysts
Alex Clark	Martin Gilkes
310-252-6397	310-252-2703
alex.clark@mattel.com	martin.gilkes@mattel.com

MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended December 31,						For the Year Ended December 31,
	2016		2015		Yr / Yr % Change as Reported	Yr / Yr % Change in Constant Currency	2016		2015		Yr / Yr % Change as Reported	Yr / Yr % Change in Constant Currency
(In millions, except per share and percentage information)	$ Amt	% Net Sales	$ Amt	% Net Sales			$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$1,834.4		$1,999.7		-8%	-6%	$5,456.7		$5,702.6		-4%	-2%
Cost of sales	973.0	53.0%	996.2	49.8%	-2%		2,902.3	53.2%	2,896.2	50.8%	—%
Gross Profit	861.4	47.0%	1,003.5	50.2%	-14%	-9%	2,554.4	46.8%	2,806.4	49.2%	-9%	-3%
Advertising and promotion expenses	250.3	13.6%	297.4	14.9%	-16%		634.9	11.6%	717.9	12.6%	-12%
Other selling and administrative expenses	348.5	19.0%	412.0	20.6%	-15%		1,400.3	25.7%	1,547.6	27.1%	-10%
Operating Income	262.6	14.3%	294.1	14.7%	-11%	7%	519.2	9.5%	540.9	9.5%	-4%	23%
Interest expense	25.0	1.4%	22.8	1.1%	10%		95.1	1.7%	85.3	1.5%	12%
Interest (income)	(1.6)	-0.1%	(1.5)	-0.1%	8%		(9.1)	-0.2%	(7.2)	-0.1%	26%
Other non-operating expense (income), net	0.3		2.0				23.5		(1.1)
Income Before Income Taxes	238.9	13.0%	270.8	13.5%	-12%	6%	409.7	7.5%	463.9	8.1%	-12%	19%
Provision for income taxes	65.1		55.6				91.7		94.5
Net Income	$173.8	9.5%	$215.2	10.8%	-19%		$318.0	5.8%	$369.4	6.5%	-14%
Net Income Per Common Share - Basic	$0.51		$0.63				$0.93		$1.08
Weighted average number of common shares	342.7		339.8				341.5		339.2
Net Income Per Common Share - Diluted	$0.50		$0.63				$0.92		$1.08
Weighted average number of common and potential common shares	345.0		340.4				344.2		339.7

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2016	2015 (b) (c)
(In millions)	(Unaudited)
Assets
Cash and equivalents	$869.5	$892.8
Accounts receivable, net	1,115.2	1,145.1
Inventories	613.8	587.5
Prepaid expenses and other current assets	341.5	375.7
Total current assets	2,940.0	3,001.1
Property, plant, and equipment, net	771.4	741.1
Other noncurrent assets	2,779.8	2,792.9
Total Assets	$6,491.2	$6,535.1

Liabilities and Stockholders’ Equity
Short-term borrowings	$192.2	$16.9
Current portion of long-term debt	—	300.0
Accounts payable and accrued liabilities	1,293.7	1,309.8
Income taxes payable	19.7	18.8
Total current liabilities	1,505.6	1,645.5
Long-term debt	2,134.3	1,784.7
Other noncurrent liabilities	446.1	471.7
Stockholders’ equity	2,405.2	2,633.2
Total Liabilities and Stockholders’ Equity	$6,491.2	$6,535.1

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)

	December 31,
(In millions, except days and percentage information)	2016	2015 (b)

Key Balance Sheet Data:
Accounts receivable, net days of sales outstanding (DSO)	55	52
Total debt outstanding	$2,326.5	$2,101.6
Total debt-to-total capital ratio	49.2%	44.4%

	Year Ended December 31,
(In millions)	2016 (a)	2015
Condensed Cash Flow Data:
Cash flows from operating activities	$590	$735
Cash flows (used for) investing activities	(307)	(283)
Cash flows (used for) financing activities and other	(306)	(531)
Decrease in cash and equivalents	$(23)	$(79)

(a)	Amounts shown are preliminary estimates. Actual amounts will be reported in Mattel's Annual Report on Form 10-K for the year ended December 31, 2016.

(b)	Other noncurrent assets and long-term debt have been retrospectively restated to reflect the adoption of Accounting Standards Update (ASU) 2015-03, Simplifying the Presentation of Debt Issuance Costs.

(c)
ASU 2015-17, Balance Sheet Classification of Deferred Taxes, was retrospectively adopted in the quarter ended March 31, 2016. As of December 31, 2015, prepaid expenses and other current assets decreased by $195.8 million, other noncurrent assets increased by $193.6 million, and other noncurrent liabilities decreased by $2.2 million.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

WORLDWIDE GROSS SALES INFORMATION (Unaudited)
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended December 31,				For the Year Ended December 31,
(In millions, except percentage information)	2016	2015			2016	2015
			% Change as Reported	% Change in Constant Currency			% Change as Reported	% Change in Constant Currency
Worldwide Gross Sales by Brand:
Mattel Girls & Boys Brands	$1,051.4	$1,136.6	-7%	-3%	$3,194.1	$3,464.2	-8%	-5%
Fisher-Price Brands	607.7	626.2	-3	2	1,888.1	1,852.2	2	6
American Girl Brands	283.9	271.8	4	5	570.8	572.0	—	—
Construction and Arts & Crafts Brands	124.8	130.2	-4	1	377.6	351.7	7	15
Other	15.7	20.1			43.1	43.5
Gross Sales	$2,083.5	$2,184.9	-5%	-1%	$6,073.7	$6,283.6	-3%	—%

Worldwide Gross Sales - Mattel Girls & Boys Brands:
Barbie	$320.5	$327.6	-2%	1%	$971.8	$905.9	7%	9%
Other Girls	157.2	268.6	-41	-35	461.7	954.4	-52	-47
Wheels	306.1	271.8	13	18	885.1	831.3	6	11
Entertainment	267.6	268.6	—	2	875.5	772.6	13	16
Gross Sales	$1,051.4	$1,136.6	-7%	-3%	$3,194.1	$3,464.2	-8%	-5%

Reconciliation of Non-GAAP to GAAP Financial Measure:
Gross Sales	$2,083.5	$2,184.9			$6,073.7	$6,283.6
Sales Adjustments[1]	(249.1)	(185.2)			(617.0)	(581.0)
Net Sales	$1,834.4	$1,999.7	-8%	-6%	$5,456.7	$5,702.6	-4%	-2%

1 Sales adjustments are not allocated to individual products. As such, net sales are only presented on a consolidated basis and not on a brand level.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

GROSS SALES BY REGION (Unaudited)
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended December 31,				For the Year Ended December 31,
(In millions, except percentage information)	2016	2015			2016	2015
			% Change as Reported	% Change in Constant Currency			% Change as Reported	% Change in Constant Currency
North American Region Gross Sales[1]
Gross Sales	$1,250.0	$1,313.5	-5%	-5%	$3,626.1	$3,680.1	-1%	-1%
Sales Adjustments	(89.4)	(59.1)			(224.2)	(219.0)
Net Sales	$1,160.6	$1,254.4	-7%	-7%	$3,401.9	$3,461.1	-2%	-1%

International Region Gross Sales
Europe
Gross Sales	$426.4	$460.4	-7%	1%	$1,293.3	$1,388.8	-7%	—%
Sales Adjustments	(94.4)	(76.9)			(230.4)	(215.6)
Net Sales	$332.0	$383.5	-13%	-6%	$1,062.9	$1,173.2	-9%	-3%

Latin America
Gross Sales	$233.2	$244.6	-5%	7%	$636.5	$711.0	-10%	—%
Sales Adjustments	(35.0)	(22.7)			(84.9)	(81.4)
Net Sales	$198.2	$221.9	-11%	-1%	$551.6	$629.6	-12%	-3%

Asia Pacific
Gross Sales	$173.9	$166.4	5%	6%	$517.8	$503.7	3%	5%
Sales Adjustments	(30.3)	(26.5)			(77.5)	(65.0)
Net Sales	$143.6	$139.9	3%	5%	$440.3	$438.7	—%	3%

Total International Region
Gross Sales	$833.5	$871.4	-4%	4%	$2,447.6	$2,603.5	-6%	1%
Sales Adjustments	(159.7)	(126.1)			(392.8)	(362.0)
Net Sales	$673.8	$745.3	-10%	-2%	$2,054.8	$2,241.5	-8%	-2%

1 Consists of U.S., Canada, and American Girl.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT V

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended December 31,		For the Year Ended December 31,
(In millions, except per share and percentage information)	2016	2015	2016	2015

Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$348.5	$412.0	$1,400.3	$1,547.6
% of Net Sales	19.0%	20.6%	25.7%	27.1%
Adjustments:
Integration & Acquisition Costs (1)	(0.3)	(1.3)	(1.7)	(14.9)
Severance and Restructuring Expenses	(6.3)	(10.9)	(39.9)	(67.8)
Other Selling and Administrative Expenses, As Adjusted	$341.9	$399.8	$1,358.7	$1,464.9
% of Net Sales	18.6%	20.0%	24.9%	25.7%

Operating Income
Operating Income, As Reported	$262.6	$294.1	$519.2	$540.9
Adjustments:
Integration & Acquisition Costs (1)	0.3	1.3	1.7	14.9
Severance and Restructuring Expenses	6.3	10.9	39.9	67.8
Operating Income, As Adjusted	$269.2	$306.3	$560.8	$623.6

Earnings Per Share
Net Income Per Common Share, As Reported	$0.50	$0.63	$0.92	$1.08
Adjustments:
Integration & Acquisition Costs (1)	—	—	—	0.04
Severance and Restructuring Expenses	0.02	0.03	0.12	0.20
Sale of Assets	—	—	(0.01)	—
Venezuela Currency Devaluation Loss	—	—	0.08	—
Tax Effect of Adjustments (2)	—	(0.01)	(0.05)	(0.05)
Net Income Per Common Share, As Adjusted	$0.52	$0.65	$1.06	$1.27

(1)	Includes Integration & Acquisition Costs for Fuhu and Sproutling in 2016 and MEGA Brands in 2015.

(2)
The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate, and dividing by the reported weighted average number of common and potential common shares.